EXHIBIT 99.1
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                                  PRESS RELEASE
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April 16, 2003



FOR IMMEDIATE RELEASE......................Photo Control Corporation, 4800
Quebec Avenue North, Minneapolis, MN (NASDAQ Small Cap-PHOC) reports earnings for the first quarter ending March 31, 2003. The annual meeting will take place at 3:30 p.m., Thursday, May 15, 2003 at the Company's headquarters in Minneapolis, MN.



SUMMARY OF EARNINGS                                QUARTER ENDING

                                          MARCH 31, 2003     MARCH 31,2002
                                          --------------     -------------

Sales                                       $1,471,200        $1,703,475

(Loss) Before Income Taxes                    (430,573)         (192,242)

Net (Loss)                                    (316,573)         (123,242)

Net (Loss) Per Common Share - Basic               (.20)             (.08)

Net (Loss) Per Common Share - Diluted             (.20)             (.08)



Contact Person:
Curtis R. Jackels
President and C.E.O.
Photo Control Corporation




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